UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2023

HIMALAYA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

nevada	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

831 W North Ave., Pittsburgh, PA 15233

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC Pink Current

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Background.

This First Amendment to our Form 8-K filed June 12, 2023 includes a purchase agreement executed with FOMO WORLDWIDE, INC. for 210,000,000 common shares of Peer to Peer Network aka Mobicard Inc. as Exhibit 10.1.

Himalaya Technologies, Inc. previously known as Homeland Resources Ltd. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 12, 2023, we purchased 210,000,000 common shares of Peer to Peer Network (OTC: PTOP) from FOMO WORLDWIDE, INC. (OTC: FOMC) by issuing FOMO WORLDWIDE, INC. 1,680,000 of our Series A Preferred shares. The transaction brings $42,000 of marketable securities onto our balance sheet.

Item 9.01. Exhibits

(a) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	FOMO WORLDWIDE, INC. Peer to Peer Network Stock Certificate – 210,000,000 shares*
10.1	Himalaya Technologies, Inc. FOMO WORLDWIDE, INC. PTOP Agreement – June 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Included by reference to Form 8-K filed June 12, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMALAYA TECHNOLOGIES, INC.

Date: June 13, 2023	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer